SUBSCRIPTION AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 11TH DAY OF FEBRUARY, 1998


BY AND AMONG:       SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic duly
                    constituted according to An Act respecting Societe
                    Innovatech du Grand Montreal, R.S.Q., ch. S-17.2, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                    (hereinafter referred to as "Innovatech")

                    PARTY OF THE FIRST PART


AND: SOFINOV SOCIETE FINANCIERE D'INNOVATION INC., a body politic, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                    (hereinafter referred to as "Sofinov")

                    PARTY OF THE SECOND PART


AND: TOUCHTUNES DIGITAL JUKEBOX INC., a body politic and corporate, duly incorporated according to the Canada Business Corporations Act, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                    (hereinafter referred to as the "Corporation")

                    PARTY OF THE THIRD PART

SECTION 1  -   PREAMBLE

1.1 WHEREAS each of Innovatech and Sofinov wishes to subscribe for and purchase from the Corporation debentures in the aggregate principal amount of up to $10,000,000, the whole on the terms and conditions hereinafter set out in this Agreement; and

1.2 WHEREAS on January 29, 1998, Sofinov loaned to the Corporation the sum of $400,000 CDN., which sum the Corporation agreed to repay by applying same against a portion of the total subscription price payable by Sofinov pursuant to the present Agreement;

           NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

SECTION 2  -   INTERPRETATION

2.1  Definitions.  In this Agreement:

2.1.1 "Agreement" means this Subscription Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

2.1.2 "Applicable Law" means any domestic or foreign federal, state, provincial, county, local, municipal and regional statute, law, ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), principles of common law, civil law or equity, as well as Permits, Orders, decrees and rules (having the force of law); and any judgments or injunctions issued, prolongated, approved or entered thereunder;

2.1.3 "Assets" means all of the assets, rights and properties of the Corporation, of whatsoever nature, kind or description, including movable or immovable, real or personal, tangible or intangible;

2.1.4 "Balance Sheet Date" means September 30, 1997;

2.1.5 "Benefit Plans" means all pension, retirement, profit sharing, bonus, savings, compensation, incentive, severance, stock option, stock purchase, stock appreciation, group insurance, medical, dental, hospitalization, disability, death and other fringe benefit plans, programs, arrangements or practices covering any or all past or present employees, shareholders, directors or officers of the Corporation;

2.1.6 "Books and Records" means all books of account, accounting records, files, data and writings and other financial information; lists and files of past, present and prospective clients and contacts, purchasing and marketing records, personnel and payroll records; and all data stored on computer support devices relating to any of the aforementioned materials;

2.1.7 "Business Day" means any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the Province of Quebec are not open for business during normal banking hours;

2.1.8 "Business Plan" means the business plan of the Corporation annexed hereto as Schedule 0;

2.1.9 "Contracts" means all agreements, obligations and undertakings of whatsoever nature, kind or description;

2.1.10"dollar", "dollars" and the sign "$" each mean, unless otherwise indicated, lawful money of the United States of America;

2.1.11 "Debentures" means, collectively, the Innovatech A Debenture, the
           Innovatech B Debenture, the Innovatech C Debenture, the Innovatech D Debenture, the Innovatech E Debenture, the Innovatech F Debenture, the Innovatech G Debenture, the Sofinov A Debenture, the Sofinov B Debenture, the Sofinov C Debenture, the Sofinov D Debenture, the Sofinov E Debenture, the Sofinov F Debenture and the Sofinov G Debenture;

2.1.12 "Encumbrances" means any encumbrance of any nature, kind or description whatever and includes a security interest, mortgage, lien, hypothecation, pledge, prior claim, assignment, charge, trust or deemed trust (whether contractual, statutory or howsoever otherwise arising), voting trust or pooling agreement with respect to securities, right of first refusal, easement, servitude, restrictive covenant, encroachment or other survey or title defect, any adverse claim or any other right, option or claim of any Person of any nature, kind or description whatever, or any covenant or other agreement, restriction or limitation on transferability;

2.1.13 "Environment" means surface waters, ground water, drinking water supply, land-surface, subsurface strata, air, both inside and outside of buildings and structures, and plant and animal life;

2.1.14 "Environmental Law" means any Applicable Law relating to the pollution or protection of the Environment;

2.1.15 "Equipment" means all furnishings, fixtures, machinery, equipment, tooling, spare parts, leasehold improvements, supplies, computer hardware, telephone systems, signs and all other tangible property, together with all related accessories and maintenance equipment;

2.1.16 "Event" means:

       2.1.16.1 any material violation, contravention or breach of any covenant, agreement or obligation of the Corporation under or pursuant to this Agreement, provided such violation, contravention or breach has not been cured by the Corporation within 5 Business Days;

       2.1.16.2 any material adverse change in the financial condition or operations of the Corporation between the date hereof and the First Additional Closing Date, the Second Additional Closing Date, the Third Additional Closing Date, the Fourth Additional Closing Date, the Fifth Additional Closing Date or the Sixth Additional Closing Date, as the case may be; or

       2.1.16.3 any incorrectness in, or breach of, any material representation or warranty made by the Corporation in this Agreement or any incorrectness in any financial information provided to the Investors pursuant to this Agreement.

2.1.17 "Fifth Additional Closing Date" has the meaning ascribed thereto in subsection 0 hereof;

2.1.18 "Fifth Additional Debentures" has the meaning ascribed thereto in subsection 0 hereof;

2.1.19 "Financial Statements" means the unaudited financial statements of the
           Corporation for the 9-month period ended September 30, 1997, consisting of the balance sheet, statements of operations and statements of shareholders' equity of the Corporation as at September 30, 1997 annexed hereto as Schedule 0;

2.1.20 "First Additional Closing Date" has the meaning ascribed thereto in subsection 0 hereof;

2.1.21 "First Additional Debentures" has the meaning ascribed thereto in subsection 0 hereof;

2.1.22 "Fourth Additional Closing Date" has the meaning ascribed thereto in subsection 0 hereof;

2.1.23 "Fourth Additional Debentures" has the meaning ascribed thereto in subsection 0 hereof;

2.1.24 "Guarantors" means the Corporation, Tony Mastronardi and Guy Nathan, collectively;

2.1.25 "Generally Accepted Accounting Principles" means generally accepted accounting principles in Canada applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, consistently applied since the incorporation of the Corporation;

2.1.26 "Governmental Body" means (i) any domestic or foreign national, federal, provincial, state, county, local, municipal or other government or body, (ii) any multinational, multilateral or international body,
           (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

2.1.27 "including" and "includes" is to be deemed to be followed by the statement "without limitation" and neither of such terms shall be construed as limiting any word or statement which precedes it to the specific or similar items or matters immediately following it;

2.1.28 "Innovatech A Debenture" has the meaning ascribed thereto in subsection
           0;

2.1.29 "Innovatech B Debenture" has the meaning ascribed thereto in subsection
           0;

2.1.30 "Innovatech C Debenture" has the meaning ascribed thereto in subsection
           0;

2.1.31 "Innovatech D Debenture" has the meaning ascribed thereto in subsection
           0;

2.1.32 "Innovatech E Debenture" has the meaning ascribed thereto in subsection
           0;

2.1.33 "Innovatech F Debenture" has the meaning ascribed thereto in subsection
           0;

2.1.34 "Innovatech G Debenture" has the meaning ascribed thereto in subsection
           0;

2.1.35 "Intellectual Property Rights" means, collectively:

           2.1.35.1 all intellectual property rights of whatsoever nature, kind or description including:

           2.1.35.1.1 all trade marks, service marks, trade mark and service mark registrations, trade mark and service mark applications, rights under registered user agreements, trade names and other trade mark and service mark rights,

           2.1.35.1.2 all copyrights, industrial designs and registrations thereof and applications therefor,

           2.1.35.1.3 all inventions, patents, patent applications and patent rights (including any patents issuing on such applications or rights),

           2.1.35.1.4    all licenses, sub-licenses and franchises,

           2.1.35.1.5 all trade secrets and proprietary and confidential information,

           2.1.35.1.6    all computer software and rights related thereto,

           2.1.35.1.7 all renewals, modifications, developments and extensions of any of the items listed in subsections 0 through 0 (inclusively) hereof; and

           2.1.35.2 all patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

2.1.36 "Investors" means Innovatech and Sofinov, collectively, and "Investor"
           means either of them;

2.1.37 "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

       2.1.37.1 such individual is actually aware of such fact or other matter, or

       2.1.37.2 a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

       A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;

2.1.38 "Order" means any order (draft or otherwise), judgment, injunction, decree, award or writ of any Governmental Body;

2.1.39 "ordinary course of business" means an action taken by a Person that is:

       2.1.39.1 consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person,

       2.1.39.2 not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person, and

       2.1.39.3 similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person;

2.1.40 "Permit" means any license, permit, certificate, authorization, approval, right, privilege, consent, concession or franchise issued, granted, conferred or otherwise created by a Governmental Body;

2.1.41 "Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with judicial personality, Governmental Body; and pronouns when they refer to a Person have a similarly extended meaning;

2.1.42 "Premises" means the real property, together with all buildings, structures, fixtures and improvements thereon, covered by the Real Property Lease;

2.1.43 "Prime Rate" means the interest rate quoted publicly by the
           Corporation's regular bankers as the reference rate of interest for commercial demand loans made in Canadian dollars and commonly known as such bank's prime rate, as adjusted from time to time, on the basis of the Prime Rate in effect on the first day of each month;

2.1.44 "Real Property Lease" means the existing tenancy agreement between the
           Corporation, as tenant, and Jesta Management Corp., as landlord, covering the Premises, a copy of which is annexed hereto as Schedule 0;

2.1.45 "Second Additional Closing Date" has the meaning ascribed thereto in subsection 0 hereof;

2.1.46 "Second Additional Debentures" has the meaning ascribed thereto in subsection 0 hereof;

2.1.47 "Sixth Additional Closing Date" has the meaning ascribed thereto in subsection 0 hereof;

2.1.48 "Sixth Additional Debentures" has the meaning ascribed thereto in subsection 0 hereof;

2.1.49 "Sofinov A Debenture" has the meaning ascribed thereto in subsection 0;

2.1.50 "Sofinov B Debenture" has the meaning ascribed thereto in subsection 0;

2.1.51 "Sofinov C Debenture" has the meaning ascribed thereto in subsection 0;

2.1.52 "Sofinov D Debenture" has the meaning ascribed thereto in subsection 0;

2.1.53 "Sofinov E Debenture" has the meaning ascribed thereto in subsection 0;

2.1.54 "Sofinov F Debenture" has the meaning ascribed thereto in subsection 0;

2.1.55 "Sofinov G Debenture" has the meaning ascribed thereto in subsection 0;

2.1.56 "Third Additional Closing Date" has the meaning ascribed thereto in subsection 0 hereof;

2.1.57 "Third Additional Debentures" has the meaning ascribed thereto in subsection 0 hereof;

2.1.58 "TMC" means Technical Maintenance Corporation;

2.1.59 "TMC Put Right Agreement" means that certain agreement entered into between TMC and the Investors on the date hereof pursuant to which the Investors are entitled to oblige TMC to purchase the Debentures in consideration for the issuance of shares from the treasury of TMC;

2.1.60 "Tax Returns" means all reports, returns or other information, or any amendment thereof, required to be filed in connection with any Taxes; and

2.1.61 "Taxes" means all taxes, foreign or domestic, whether federal, state, provincial, county, local, municipal or otherwise (including income, profit, corporation, business, excise, sales, goods and services, value-added, franchise, withholding, capital, transfer, stamp, unemployment compensation, payroll, property, and duties), whether or not measured in whole or in part by net income, and including interest and penalties with respect thereto.

2.2 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

2.3 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

2.4 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed therefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Section, subsection or other subdivision of this Agreement or any other provisions of this Agreement.

2.5 Entire Agreement. This Agreement together with any other instruments to be delivered pursuant hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the parties.

2.6 Amendments. No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed by each of the parties hereto.

2.7 Waiver. Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the parties.

2.8 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

2.9 Preamble. The preamble hereof shall form an integral part of this Agreement.

2.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

2.11 Currency. Unless otherwise specified, all statements of or references to dollar amounts in this Agreement are of or to the lawful currency of the United States of America.

2.12 Language. This Agreement is executed by all the parties hereto in French and only by the Corporation and TMC in English. The parties hereto expressly agree that in the event of any misunderstanding, dispute or controversy (collectively, a "Dispute") amongst them with respect to any of the provisions of this Agreement, the French version of this Agreement will have precedence and be the only version to apply and be used for the resolution of such Dispute. As an exception only, and recognizing the principle that the French version shall have precedence, if a Dispute arises between any of the parties hereto in connection with the interpretation given to any provision of this Agreement, any court or arbitrator before which any such Dispute is referred for resolution will be permitted to refer to the English version of this Agreement in order to determine the intention of the parties at the time the provisions of this Agreement were drafted.

SECTION 3  -   SUBSCRIPTION FOR DEBENTURES AND CALL RIGHTS

3.1 Sofinov Subscription. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants, agreements and obligations of the Corporation and TMC herein contained, Sofinov hereby subscribes for a debenture in the principal amount of $2,800,000, in the form of debenture set forth in the specimen copy attached as Schedule 0 hereto (the "Sofinov A Debenture"), at the aggregate subscription price of $2,800,000.
 The Corporation hereby accepts the subscription of Sofinov for the Sofinov A Debenture.

3.2 Payment, Issuance and delivery of Sofinov A Debenture. Sofinov hereby remits to the Corporation the aggregate subscription price set forth in subsection 0, payable as to (i) $2,520,533.78 by cheque and (ii) $400,000 CDN. by Sofinov agreeing to extinguish the indebtedness of the Corporation to Sofinov in the like amount, and the Corporation hereby issues and delivers to Sofinov a certificate representing the Sofinov A Debenture.

3.3 Innovatech Subscription. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants, agreements and obligations of the Corporation and TMC herein contained, Innovatech hereby subscribes for a debenture in the principal amount of $1,200,000, in the form of debenture set forth in the specimen copy attached as
Schedule 0 hereto (the "Innovatech A Debenture"), at the aggregate subscription price of $1,200,000. The Corporation hereby accepts the subscription of Innovatech for the Innovatech A Debenture.

3.4 Payment, Issuance and delivery of Innovatech A Debenture. Innovatech hereby remits to the Corporation the aggregate subscription price set forth in subsection 0, and the Corporation hereby issues and delivers to Innovatech a certificate representing the Innovatech A Debenture.

3.5 First Call Right. Subject to the fulfilment of the conditions precedent set forth in subsection 0 hereof, the Corporation shall have the right, at any time prior to February 11, 1999, to require each of the Investors, by written notice, to subscribe and pay for the following number of additional Debentures (collectively, the "First Additional Debentures"): (i) in the case of Sofinov, a Debenture in the principal amount of $700,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.1 hereto (the "Sofinov B Debenture"), at the aggregate subscription price of $700,000 and (ii) in the case of Innovatech, a Debenture in the principal amount of $300,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.2 hereto (the "Innovatech B Debenture"), at the aggregate subscription price of $300,000. Following the fulfilment of said conditions precedent and within 45 Business Days of its receipt of said written notice, each of the Investors will be required to subscribe and pay for the number of First Additional Debentures applicable to it (the "First Additional Closing Date") by remitting to the Corporation the aggregate subscription price for the First Additional Debentures applicable to it, and the Corporation shall issue and deliver to each of the Investors, respectively, certificates representing such First Additional Debentures.

3.6 Second Call Right. Subject to the fulfilment of the conditions precedent set forth in subsection 0 hereof, the Corporation shall have the right, at any time after the First Additional Closing Date and prior to February 11, 1999, to require each of the Investors, by written notice, to subscribe and pay for the following number of additional Debentures (collectively, the "Second Additional Debentures"): (i) in the case of Sofinov, a Debenture in the principal amount of $700,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.1 hereto (the "Sofinov C Debenture"), at the aggregate subscription price of $700,000 and (ii) in the case of Innovatech, a Debenture in the principal amount of $300,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.2 hereto (the "Innovatech C Debenture"), at the aggregate subscription price of $300,000. Following the fulfilment of said conditions precedent and within 45 Business Days of its receipt of said written notice, each of the Investors will be required to subscribe and pay for the number of Second Additional Debentures applicable to it (the "Second Additional Closing Date") by remitting to the Corporation the aggregate subscription price for the Second Additional Debentures applicable to it, and the Corporation shall issue and deliver to each of the Investors, respectively, certificates representing such Second Additional Debentures.

3.7 Third Call Right. Subject to the fulfilment of the conditions precedent set forth in subsection 0 hereof, the Corporation shall have the right, at any time after the Second Additional Closing Date and prior to February 11, 1999, to require each of the Investors, by written notice, to subscribe and pay for the following number of additional Debentures (collectively, the "Third Additional Debentures"): (i) in the case of Sofinov, a Debenture in the principal amount of $700,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.1 hereto (the "Sofinov D Debenture"), at the aggregate subscription price of $700,000 and (ii) in the case of Innovatech, a Debenture in the principal amount of $300,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.2 hereto (the "Innovatech D Debenture"), at the aggregate subscription price of $300,000. Following the fulfilment of said conditions precedent and within 45 Business Days of its receipt of said written notice, each of the Investors will be required to subscribe and pay for the number of Third Additional Debentures applicable to it (the "Third Additional Closing Date") by remitting to the Corporation the aggregate subscription price for the Third Additional Debentures applicable to it, and the Corporation shall issue and deliver to each of the Investors, respectively, certificates representing such Third Additional Debentures.

3.8 Fourth Call Right. Subject to the fulfilment of the conditions precedent set forth in subsection 0 hereof, the Corporation shall have the right, at any time after the Third Additional Closing Date and prior to February 11, 1999, to require each of the Investors, by written notice, to subscribe and pay for the following number of additional Debentures (collectively, the "Fourth Additional Debentures"): (i) in the case of Sofinov, a Debenture in the principal amount of $700,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.1 hereto (the "Sofinov E Debenture"), at the aggregate subscription price of $700,000 and (ii) in the case of Innovatech, a Debenture in the principal amount of $300,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.2 hereto (the "Innovatech E Debenture"), at the aggregate subscription price of $300,000. Following the fulfilment of said conditions precedent and within 45 Business Days of its receipt of said written notice, each of the Investors will be required to subscribe and pay for the number of Fourth Additional Debentures applicable to it (the "Fourth Additional Closing Date") by remitting to the Corporation the aggregate subscription price for the Fourth Additional Debentures applicable to it, and the Corporation shall issue and deliver to each of the Investors, respectively, certificates representing such Fourth Additional Debentures.

3.9 Fifth Call Right. Subject to the fulfilment of the conditions precedent set forth in subsection 0 hereof, the Corporation shall have the right, at any time after the Fourth Additional Closing Date and prior to February 11, 1999, to require each of the Investors, by written notice, to subscribe and pay for the following number of additional Debentures (collectively, the "Fifth Additional Debentures"): (i) in the case of Sofinov, a Debenture in the principal amount of $700,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.1 hereto (the "Sofinov F Debenture"), at the aggregate subscription price of $700,000 and (ii) in the case of Innovatech, a Debenture in the principal amount of $300,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.2 hereto (the "Innovatech F Debenture"), at the aggregate subscription price of $300,000. Following the fulfilment of said conditions precedent and within 45 Business Days of its receipt of said written notice, each of the Investors will be required to subscribe and pay for the number of Fifth Additional Debentures applicable to it (the "Fifth Additional Closing Date") by remitting to the Corporation the aggregate subscription price for the Fifth Additional Debentures applicable to it, and the Corporation shall issue and deliver to each of the Investors, respectively, certificates representing such Fifth Additional Debentures.

3.10 Sixth Call Right. Subject to the fulfilment of the conditions precedent set forth in subsection 0 hereof, the Corporation shall have the right, at any time after the Fifth Additional Closing Date and prior to February 11, 1999, to require each of the Investors, by written notice, to subscribe and pay for the following number of additional Debentures (collectively, the "Sixth Additional Debentures"): (i) in the case of Sofinov, a Debenture in the principal amount of $700,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.1 hereto (the "Sofinov G Debenture"), at the aggregate subscription price of $700,000 and (ii) in the case of Innovatech, a Debenture in the principal amount of $300,000, in the form of debenture set forth in the specimen copy attached as Schedule 0.2 hereto (the "Innovatech G Debenture"), at the aggregate subscription price of $300,000. Following the fulfilment of said conditions precedent and within 45 Business Days of its receipt of said written notice, each of the Investors will be required to subscribe and pay for the number of Sixth Additional Debentures applicable to it (the "Sixth Additional Closing Date") by remitting to the Corporation the aggregate subscription price for the Sixth Additional Debentures applicable to it, and the Corporation shall issue and deliver to each of the Investors, respectively, certificates representing such Sixth Additional Debentures.

3.11 Conditions Precedent to Subscription. The obligation of each of the Investors to proceed with its respective subscription for each of the First Additional Debentures, the Second Additional Debentures, the Third Additional Debentures, the Fourth Additional Debentures, the Fifth Additional Debentures and the Sixth Additional Debentures is subject to the fulfilment of the conditions precedent hereinbelow set forth, it being agreed that all such conditions precedent are material and are inserted for the exclusive benefit of the Investors, and may be waived in whole or in part by either of the Investors, provided that any waiver to be effective must be in writing:

3.11.1  the Guarantors shall have delivered to each of the Investors a certificate duly executed by each of the Guarantors, dated the First Additional Closing Date, the Second Additional Closing Date, the Third Additional Closing Date, the Fourth Additional Closing Date, the Fifth Additional Closing Date or the Sixth Additional Closing Date, as the case may be, confirming that each of the Corporation's representations and warranties contained in this Agreement (except as updated or qualified in a manner satisfactory to each of the Investors, in their absolute discretion) are true and complete in all respects as of the First Additional Closing Date, the Second Additional Closing Date, the Third Additional Closing Date, the Fourth Additional Closing Date, the Fifth Additional Closing Date or the Sixth Additional Closing Date, as the case may be. The Guarantors hereby acknowledge and agree that the only representations and warranties which they shall be entitled to update or qualify are those representations and warranties which are affected by events occurring between the date hereof and the First Additional Closing Date, the Second Additional Closing Date, the Third Additional Closing Date, the Fourth Additional Closing Date, the Fifth Additional Closing Date, or the Sixth Additional Closing Date, as the case may be. The Guarantors shall also have delivered to each of the Investors such additional documentation, including updated financial statements, as the Investors may reasonably request; and

3.11.2 no Event shall have occurred.

3.12 Additional Debentures. The Corporation hereby covenants that, upon issuance, each of the First Additional Debentures, the Second Additional Debentures, the Third Additional Debentures, the Fourth Additional Debentures, the Fifth Additional Debentures and the Sixth Additional Debentures shall be validly issued from the treasury of the Corporation and free and clear of any Encumbrance.

SECTION 4  -   REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Investors. Each Investor hereby represents and warrants, severally and not solidarily, that the following representations and warranties are true and complete and acknowledges and confirms that the Corporation and the other Investor are relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without same:

4.1.1 it is duly incorporated, constituted or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or under the laws pursuant to which it was constituted or formed;

4.1.2 it has the necessary power and authority to execute this Agreement and perform its obligations hereunder. The execution of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part and do not require any action or consent of, any filing or registration with, or notification to, any Person, or any action or consent under any Applicable Law;

4.1.3 neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both,:

      4.1.3.1 conflict with, or constitute a default under, its constating documents or by-laws;

      4.1.3.2 conflict with, or constitute a default under, any Contract to which it may be a party or by which it or any of its assets may be bound; or

      4.1.3.3  conflict with, or constitute a default under, any Applicable
     Law;

4.1.4 this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms; and

4.1.5 neither it nor any of its respective shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to this Agreement or any of the transactions contemplated hereby, except for the commitment fee payable by the Corporation to the Investors.

4.2 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants that the following representations and warranties are true and complete and acknowledges and confirms that the Investors are relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without same:

4.2.1 Corporate Organization and Authority. The Corporation is duly incorporated and organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. The Corporation has all the requisite power and authority to own, lease and operate its properties and carry on its business as presently conducted. Neither the nature of its business nor the location or character of any of its Assets requires the Corporation to be registered, licensed or otherwise qualified as an out of state or foreign corporation or to be in good standing in any jurisdiction other than jurisdictions where it is duly registered, licensed or otherwise qualified and in good standing for such purpose being the jurisdictions described in Schedule 0 annexed hereto. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby will not, with or without the giving of notice and/or the passage of time, or both (i) violate any provision of law applicable to the Corporation, or require any consent, approval or authorization of, or any declaration, filing or registration with or notice to, any third party, Governmental Body or otherwise, (ii) result in the loss of any right under or conflict with or result in a default of any provision or termination of or accelerate the date of performance of any obligation under any agreement, obligation or undertaking to which the Corporation may be a party or by which the Corporation or any of its Assets may be bound, or (iii) conflict with or result in a default of any provision or termination of any of the constating documents or by-laws of the Corporation. This Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms;

4.2.2 Constating and Corporate Documents. Schedule 0 annexed hereto contains a true and complete copy of the constating documents and by-laws of the Corporation, which have not been amended other than as reflected in said Schedule, and there is no application pending for the amendment of any of same. The minute books and corporate records of the Corporation, true and complete copies of which have been made available to the Investors prior to the date hereof, have been maintained in accordance with Applicable Law and contain true and complete records of all meetings and consents in lieu of meetings of its board of directors (and all committees thereof) and its shareholders, and accurately and completely reflect all matters referred to therein. All resolutions contained in the Corporation's minute books have been duly adopted and all such meetings have been duly called and held. The share certificate books and the registers of shareholders, directors and transfers of the Corporation are true and complete;

4.2.3 Issued and Outstanding Shares. The only issued and outstanding shares in the capital stock of the Corporation are those set forth in
      Schedule 0 annexed hereto, all of which are validly issued, fully paid and non-assessable;

4.2.4 Options to Acquire Securities. There are no outstanding subscriptions, calls, warrants, rights, options or other agreements or rights to purchase or subscribe for any shares or other securities of the Corporation;

4.2.5 Subsidiaries. The Corporation does not have any equity or other interest in any Person;

4.2.6 Powers of Attorney. No Person holds any powers of attorney on behalf of the Corporation;

4.2.7 Financial Statements. The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles, are true and complete in all respects, accurately disclose the Assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Corporation, present fairly, accurately and completely its financial condition and results of operations, as at the dates thereof and for the periods covered thereby, reflect all proper accruals, as at the dates thereof and for the periods covered thereby, and contain or reflect adequate reserves;

4.2.8 Undisclosed Liabilities of the Corporation. The Corporation has no liabilities (whether accrued, absolute, contingent or otherwise) of any kind except liabilities disclosed or provided for in the Financial Statements and liabilities incurred in the ordinary course of business since the Balance Sheet Date which are not, individually or in the aggregate, material and adverse to its business, or to its financial condition or results of operations;

4.2.9 Subsequent Activities of the Corporation. Without limiting the generality of paragraph 0 hereof, since the Balance Sheet Date, the Corporation has not, directly or indirectly:

      4.2.9.1 declared or paid any dividend on its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock, or otherwise reduced its paid up capital or altered its capital stock,

      4.2.9.2 entered into any Contract outside the ordinary course of business,

      4.2.9.3 increased the salary, benefits, bonuses or other compensation of its officers, directors or employees or adopted any Benefit Plan, save that: (i) the compensation of each of Mr. Tony Mastronardi and Mr. Guy Nathan is presently being reviewed, (ii) the Corporation's parent company, Technical Maintenance Corporation, intends to put into a place a stock option plan that will benefit certain of the employees of the Corporation, and (iii) the Corporation has agreed to pay to Mr. Guy Nathan the annual sum of $15,000 CDN in respect of Mr. Nathan's living expenses,

     4.2.9.4 mortgaged, hypothecated, pledged or otherwise subjected any Assets to any Encumbrance,

     4.2.9.5 settled any liability, claim, dispute, proceedings, suit or appeal pending against it,

     4.2.9.6   suffered any extraordinary loss,

     4.2.9.7 purchased or leased any Assets, except for purchases of Equipment and supplies in the ordinary course of business,

     4.2.9.8 made any change in personnel practices, except in the ordinary course of business,

     4.2.9.9 made any change in its accounting principles, policies or practices, including the basis upon which the Assets or its liabilities are recorded on its Books and Records, its earnings are ascertained or the methods or rates of depreciation or amortization employed,

     4.2.9.10 violated any provision of any Contract to which it is a party or by which it or any Assets may be bound, or

     4.2.9.11 agreed to do any of the things described in paragraphs 0 through 0, inclusively, hereof;

4.2.10 Title to Assets.  Except as disclosed in Schedule 0 annexed hereto, the
           Corporation is the legal and beneficial owner of, has good and marketable title to and possesses all its Assets free and clear of any Encumbrances;

4.2.11 Equipment.  Schedule 0 annexed hereto sets forth a true and complete list of all of the Equipment owned or used by the Corporation that was acquired since March 21, 1997, all of which, together with all of the Equipment owned or used by the Corporation that was acquired prior to March 21, 1997 is located at the Premises or at the premises occupied by TMC in Buffalo Grove, Illinois. All of such Equipment (i) is in good working order and operating condition and has been regularly serviced and properly maintained and (ii) is adequate and sufficient for the continuing conduct of the business of the Corporation. There are no outstanding work orders relating to any of the Equipment which have been received from or required by any applicable Governmental Body;

4.2.12 Litigation.  There is no existing or threatened claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding against or by the Corporation, and there is no state of facts which could provide a valid basis for any of the foregoing. There is no outstanding Order which adversely affects the Corporation or relates to this Agreement or the transactions contemplated hereby;

4.2.13 Insurance.  Schedule 0 annexed hereto contains a true and complete copy of each insurance policy currently maintained by the Corporation. All such policies are in full force and effect and are not void or voidable and nothing has been done or omitted to be done by the Corporation that would make any such policy void or voidable. All liability policies maintained by the Corporation provide coverage on an occurrence basis, and not on a claims basis. The Corporation has not failed to give any notice or present any claim under any insurance policy when due or in a timely fashion. No claim presented by the Corporation has been or continues to be disputed or is under negotiation, nor does any amount recoverable from any insurer in respect of any such claim remain unpaid. The insurance coverage maintained by the Corporation is in such amounts and against such losses as are reasonable based on the Corporation's claims history;

4.2.14 Real Property Lease and Premises
       4.2.14.1 The Real Property Lease is the only lease, offer to lease, sublease, license or other agreement under which the Corporation uses or occupies or has the right to use or occupy, now or in the future, any immovable or real property,

       4.2.14.2 all of the land, buildings, structures, fixtures and improvements currently used by the Corporation in the conduct of its business are included in the Real Property Lease,

       4.2.14.3 the Corporation has not entered into any sublease, license or other agreement granting to any Person any right to the possession, use, occupancy or enjoyment of the Premises, or any portion thereof,

       4.2.14.4 there are no work orders outstanding against the Premises, and the Premises are in compliance with the requirements of all insurance companies who have policies covering the Premises,

       4.2.14.5 to the Knowledge of the Corporation, all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Premises are in good working order and operating condition. To the Knowledge of the Corporation, the continued existence, use, occupancy and operation of each such line and system is not dependent on the granting of any Permit,

       4.2.14.6 all Permits, as well as all approvals and authorizations from all insurance companies and fire rating organizations, required to have been issued to the Corporation to enable the Premises to be lawfully occupied and used by the Corporation for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect;

4.2.15 Place of Business.  The Corporation carries on business at the Premises and has no other place of business;

4.2.16 Environmental Matters.

       Without limiting the generality of subsection 0 or 0 hereof:

       4.2.16.1 the operations of, and the use of the Premises and Equipment by, the Corporation are now and have been in compliance, in all material respects, with applicable Environmental Law, and the operations of and use of the Premises by any predecessor in interest of the Corporation have, to the Knowledge of the Corporation, been in compliance, in all material respects, with applicable Environmental Law,

       4.2.16.2 there has been no Release by the Corporation (or to the Knowledge of the Corporation by any predecessor in interest of the Corporation), of Hazardous Substances in, under or on the Premises and the Premises are free of any material contamination by the Corporation (or to the Knowledge of the Corporation by any predecessor in interest of the Corporation) of the Environment by Hazardous Substances therein or thereon,

       4.2.16.3 the Corporation has not received, nor is it likely to receive, any notification pursuant to Environmental Law that any of its current or past operations (or to the Knowledge of the Corporation, those of any predecessor in interest of the Corporation) or any by-product thereof or of the Premises, is or may be implicated in or subject to any proceeding, investigation, claim, lawsuit, order, agreement or evaluation by any Person as to whether (i) any Remedial Action is or may be needed to respond to a Release or threatened Release of a Hazardous Substance into the Environment; (ii) any recovery is sought from the Corporation or its directors, officers or other executives for any liability, damage or loss, or any action, suit or proceeding commenced against the Corporation, related to or arising from the current or past operations of the Corporation or the operation of the Premises; or (iii) the Corporation is or may be a potentially responsible party for a Remedial Action, pursuant to applicable Environmental Law, and

       4.2.16.4 to the Knowledge of the Corporation there is no basis for any action, suit, claim, penalty, fine, investigation or proceeding with respect to any obligation of the Corporation to remediate conditions pursuant to applicable Environmental Law or any other potential source of liability for the Corporation or its directors, officers or other executives under applicable Environmental Law in connection with any Release of Hazardous Substance by the Corporation (or any predecessor in interest of the Corporation);

       4.2.16.5 the operations of, and the use of the Premises and Equipment by the Corporation are now and have been in compliance, in all material respects, with Environmental Law, and the operations of and use of the Premises by any predecessor in interest of the Corporation have, to the Knowledge of the Corporation, been in compliance, in all material respects, with Environmental Law, and

       4.2.16.6 the Corporation does not require any Permits under Environmental Law for the conduct of its operations. The Corporation has not received any notice requiring the issuance of any Permits;

4.2.17 Books and Records.  The Books and Records of the Corporation are true and complete in all material respects;


4.2.18 Employees and Labour Relations
       4.2.18.1 Schedule 0 annexed hereto contains a true and complete list of the employees of the Corporation detailing dates of hire, total remuneration and position held. Each of the employees listed on
       Schedule 0 annexed hereto received compensation from the Corporation solely in consideration of services performed on its behalf. The compensation of all officers and employees of the Corporation was paid entirely by the Corporation,

       4.2.18.2 To the Knowledge of the Corporation, none of the officers, directors or other key employees of the Corporation has any present intention to terminate its relationship with the Corporation, save for Sylvain Duchesne,

       4.2.18.3 without limiting the generality of paragraph 0 hereof, the Corporation is in compliance with Applicable Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work and human and civil rights,

       4.2.18.4 without limiting the generality of paragraph 0 hereof, the Corporation is not bound by or subject to any collective bargaining agreement or collective bargaining obligation (or any ongoing organizing activity),

       4.2.18.5 without limiting the generality of paragraph 0 hereof, there are no labour disruptions pending or threatened against the Corporation and the Corporation is not involved in any controversy with any of its employees except in the ordinary course of business, and

       4.2.18.6 except as set forth in Schedule 0 annexed hereto, no employment agreement to which the Corporation is a party provides for a specified notice of termination or fixed term of employment. There is no director, officer or employee of the Corporation who cannot be dismissed upon such notice as is required by Applicable Law;

4.2.19 Benefit Plans.
       4.2.19.1 Schedule 0 annexed hereto contains a true and complete list of all Benefit Plans. True and complete copies of each Benefit Plan have been furnished to the Investors,

       4.2.19.2 without limiting the generality of paragraph 0 hereof, all Benefit Plans which are funded plans are funded in accordance with their rules and Applicable Law and are fully funded on both a going-concern and a termination basis. Without limiting the generality of paragraph 0 hereof, all required employer contributions, premium payments and source-deducted employee contributions under the Benefit Plans have been made and remitted to the funding agents thereunder, including all current service costs and special payments,

       4.2.19.3     no step has been taken to terminate any Benefit Plan, and

       4.2.19.4 no promises or commitments have been made by the Corporation to amend any Benefit Plan or to provide increased benefits thereunder or to establish any additional Benefit Plan;

4.2.20 Contracts.  Schedule 0 annexed hereto contains a true and complete list of all Contracts entered into since March 21, 1997 to which the Corporation is a party or by which it or its Assets may be bound, such Contracts together with the Contracts listed on Schedule 4.2.19 of the Subscription Agreement dated March 21, 1997 among the parties hereto constitute a true and complete list of all Contracts to which the Corporation is a party or by which it or its Assets may be bound, and none of them will be affected by the transactions contemplated hereby. The Corporation has delivered to the Investors a true and complete copy of each of the Contracts listed in
           Schedule 0 annexed hereto. The Corporation is not in violation of or in default with respect to and no event has occurred which, with lapse of time or action by a third party, or both, could result in violation of or a default with respect to any of the aforesaid Contracts. Each of the aforesaid Contracts is in full force and effect and valid, binding and enforceable in accordance with its terms and, to the Knowledge of the Corporation, all parties to the such Contracts (other than the Corporation) are in compliance with their obligations thereunder. Neither of the Corporation and, to the Knowledge of the Corporation, none of the parties to the aforesaid Contracts (other than the Corporation) intends to terminate its obligations under any of such Contracts;


4.2.21 Intellectual Property.
       4.2.21.1 Schedule 0 annexed hereto contains a true and complete list and copy of all Intellectual Property Rights used by the Corporation in the conduct of its business, none of which has been opposed or held unenforceable and each of which is in full force and effect. Except as set forth in Schedule 0 annexed hereto, the Corporation is the absolute owner and has the sole and exclusive right to use the Intellectual Property Rights listed beside its name on Schedule 0 annexed hereto, without making any payment to any Person or granting rights to any Person in exchange. Unless otherwise indicated in Schedule 0, the Corporation owns the entire right, title and interest in and to the Intellectual Property Rights (including, without limitation, the right to use and license the same) which are necessary for the research, development, manufacture, use, sale, lease, license and service of products of the Corporation's business and the equipment used to manufacture the Corporation's products. The Corporation's patents and trademarks, as listed and explained in Schedule 0, have been duly registered with, filed in or issued by, as the case may be, such Governmental Body as is indicated in Schedule 0 and, except as otherwise set forth on Schedule 0, such registrations, filing and issuances remain in full force and effect and such patents and trademarks cover the technology and equipment used to manufacture the Products. The Intellectual Property Rights of the Corporation are sufficient for the lawful conduct, ownership and operation of the Corporation's business and enable the manufacturing of the Products as represented in the Business Plan and there are no Intellectual Property Rights of any Person which impair or prevent the development, manufacture, use, sale, lease, license and service of products, now existing or under development by the Corporation. The Corporation has the unabridged right to bring actions for the infringement of all of its Intellectual Property Rights,

       4.2.21.2 without limiting the generality of paragraph 0 hereof, the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby will not breach, violate or conflict with any instrument or agreement governing any of the Corporation's Intellectual Property Rights, and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of the Corporation's Intellectual Property Rights or in any way impair the right of the Corporation to use, sell, license or dispose of or to bring any action for the infringement of any of the Corporation's Intellectual Property Rights or portion thereof,

       4.2.21.3 none of the Intellectual Property Rights have been derived, in part or in whole, from the Intellectual Property Rights of any other Person. All employees of, and consultants to, the Corporation have entered into agreements with the Corporation pursuant to which all Intellectual Property Rights developed by them in the course of their relationship with the Corporation belong solely, without any restrictions or obligations whatsoever, to the Corporation, and all such agreements are included in the Contracts. The Corporation has taken all reasonable and practical steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all employees of the Corporation or consultants, third party developers or any other Persons with access to or knowledge of the Corporation's Intellectual Property Rights) sufficient to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all of the Corporation's Intellectual Property Rights,

       4.2.21.4 none of the development, manufacture, marketing, license, sale or use of any product or service currently licensed or sold by the Corporation or currently under development or proposed to be developed by the Corporation violates or will violate any Contract with any Person or infringe or will infringe any Intellectual Property Rights of any Person. There are no pending or threatened proceedings, litigation or other adverse claims affecting, or with respect to, any part of the Intellectual Property Rights of the Corporation and, except as set forth in Schedule 0, to the Knowledge of the Corporation, no Person is infringing any Intellectual Property Right of the Corporation,

       4.2.21.5 no license or sub-license has been granted or other Contract has been entered into with respect to any of the Intellectual Property Rights of the Corporation. The Corporation has not conducted business under any name other than its current corporate name;

4.2.22 Related Transactions.  Except as set forth in Schedule 0 annexed hereto and except for current unpaid salaries, the Corporation has no indebtedness to any of its shareholders, directors, officers or employees, past or present, or to any Person not dealing at arm's-length with any of such Persons; and no shareholder, director, officer or employee, past or present, of the Corporation or any Person not dealing at arm's-length with any of such Persons has any indebtedness to the Corporation;

4.2.23 Compliance with Applicable Law.  The Corporation has conducted and is conducting its business in compliance with Applicable Law, and the Corporation is not in breach of Applicable Law, including any securities law;

4.2.24 Qualifications.  Without limiting the generality of paragraph 0 hereof, the Corporation has not been required to suspend operations of its business or been liable for a fine or penalty as a result of the operation of its business. The Corporation has all Permits necessary for the conduct of its business and such Permits are validly issued, in full force and effect and the Corporation is in compliance therewith, and none of such Permits will be affected by the transactions contemplated hereby;

4.2.25 Absence of Guarantees.  Without limiting the generality of paragraph 0 hereof, the Corporation is not a party to or bound by any comfort letter, understanding or agreement of guarantee, indemnification, assumption or endorsement or any like commitment with respect to the liabilities (whether accrued, absolute, contingent or otherwise) or obligations of any Person;

4.2.26 Tax Matters.  Without limiting the generality of paragraph 0 hereof:

       4.2.26.1 all Tax Returns required by Applicable Law to be filed by the Corporation have been properly and timely filed and all such Tax Returns are true and complete, and all Taxes shown to be due on such Tax Returns have been paid,

       4.2.26.2 there are no unpaid Taxes now due by the Corporation and no deficiency for Taxes has been assessed against the Corporation by any applicable Governmental Body. No Tax Return of the Corporation has ever been audited and no audit of any Tax Return is in progress or pending or, to the Knowledge of the Corporation, threatened, in connection with the Corporation. No waiver of any statute of limitations has been given or is in effect with respect to the assessment of any Taxes against the Corporation,

       4.2.26.3 all Taxes shown on all Tax Returns for which the Corporation is liable have been paid or accrued and adequately reserved on its Books and Records and financial statements,

       4.2.26.4 the Corporation has never entered into any closing or similar agreement with any taxing Governmental Body,

       4.2.26.5 copies of all Tax Returns, deficiencies, assessments and notices from all taxing authorities relating to the Corporation have been delivered to the Investors,

       4.2.26.6 the Corporation has not taken any action outside of the ordinary course of business that would have the effect of deferring any Tax liability from any taxable period ending prior to the date hereof,

       4.2.26.7 the Corporation has collected all Taxes required to be collected by it and has remitted same on a timely basis to the appropriate Governmental Body, or has been furnished properly completed exemption certificates for all exempt transactions. The Corporation has in its possession all Books and Records, including supporting documents, required by Applicable Law regarding the collection and payment of all sales, goods and services and use Taxes required to be collected and paid over by it and regarding all exempt transactions for all periods open under the applicable statutes of limitations, and the Corporation has maintained all such Books and Records, including supporting documents, in accordance with Applicable Law,

       4.2.26.8 the Corporation has withheld from each payment made to each of its past and present shareholders, agents, employees, officers and directors all deductions required to be made therefrom and has paid same to the proper Governmental Body;

4.2.27 No Broker.  Without limiting the generality of subsection 0 hereof, none of the directors of the Corporation or the Corporation has employed, nor is any of them subject to any claim of, any broker, finder, consultant or other intermediary in connection with any of the transactions contemplated by this Agreement;

4.2.28 Product Liability, Warranties and Returns.  To the Knowledge of
           Corporation, and without limiting the generality of paragraph 0 hereof, the Corporation has designed, manufactured, marketed, packaged and labelled its products and continues to design, manufacture, market, package and label products in accordance with Applicable Law. Subject to any warranty required by Applicable Law, the Corporation has not issued any warranty to, nor has any other understanding or made any other agreement with, any Person relating to warranties, including warranties, understandings or agreements relating to the quality or condition of any products sold by the Corporation. The Corporation has not entered into consignment sales and no purchaser of goods from the Corporation has any contractual or other right to return any part of such goods for credit or refund, except for returns of merchandise in the ordinary course of business;

4.2.29 Grants and Subsidies.  Without limiting the generality of paragraph 0 hereof, neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will result in any obligation or liability of the Corporation to repay, in whole or in part, any grant, subsidy, loan or other benefit which has been paid to or for the benefit of the Corporation, nor will the Corporation suffer any reduction in the amount of, loss of right to or any adverse change in the terms and conditions of any grant, subsidy, loan or other benefit paid to or for the benefit of the Corporation or which are or may become payable to the Corporation after the date hereof;

4.2.30 Business Plan. The information contained in the Business Plan was prepared in good faith based on the Corporation's past practices, and represents the Corporation's reasonable estimates;

4.2.31 Accuracy of Information.
       4.2.31.1 The Corporation has made or caused to be made reasonable inquiry with respect to each covenant, agreement, obligation, representation and warranty of the Corporation contained in this Agreement and any other document or certificate referred to herein or furnished by the Corporation to the Investors pursuant thereto, and none of the aforesaid covenants, agreements, obligations, representations, warranties or documents or certificates contains any untrue statement of a material fact or omits to state a material fact necessary to make such covenant, agreement, obligation, representation, warranty or other document or certificate not misleading, and

       4.2.31.2 to its Knowledge, there is no fact, condition or circumstance, including without limitation, in connection with the Corporation's Intellectual Property Rights and the equipment and the products developed and/or manufactured by the Corporation, which
       (i) materially adversely or in the future may (so far as the Corporation can now reasonably foresee) materially adversely affect the business, operations, properties, prospects, or condition of the Corporation or the ability of the Corporation to perform its covenants, agreements and obligations under this Agreement or (ii) relates to the business of the Corporation and might reasonably be expected to deter an Investor from entering into this Agreement or any other agreements entered into between the Investors and the Corporation on the date hereof.

SECTION 5 -SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1 Survival. Notwithstanding any investigation conducted prior or subsequent to the date hereof, the parties shall be entitled to rely upon the representations and warranties set forth herein and all representations and warranties made by, and all covenants, obligations and agreements of, the parties, under or pursuant to this Agreement or any other document or certificate delivered in connection therewith shall survive the date hereof.

SECTION 6 -INDEMNIFICATION

6.1  Definitions.  As used in this Section 0:

6.1.1 "Additional Indemnity" means indirect damages;

6.1.2 "Claim" means any act, omission or state of facts and any demand, action, suit, proceeding, investigation, arbitration, trial, claim, assessment, judgment, settlement or compromise relating thereto which may give rise to a right to indemnification under subsection 0 or 0 hereof;

6.1.3 "Direct Claim" means any Claim by an Indemnified Party against an Indemnifying Party which does not result from a Third Party Claim;

6.1.4 "Indemnifying Party" means any party obligated to provide indemnification under this Agreement (including the parties intervening into this Agreement);

6.1.5 "Indemnified Party" means any party entitled to indemnification under this Agreement;

6.1.6 "Indemnity Payment" means the aggregate amount of each Loss and Additional Indemnity required to be paid pursuant to subsection 0 or the amount of each Loss required to be paid pursuant to subsection 0 hereof;

6.1.7 "Loss" means any and all loss (including diminution in value), liability, damage, cost, expense, charge, fine, penalty or assessment, resulting from or arising out of any Claim, including the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable attorneys', accountants' and experts' fees and expenses incurred in connection therewith; and

6.1.8 "Third Party Claim" means any Claim asserted against an Indemnified Party by any Person who is not a party to this Agreement.

6.2 Indemnification by the Corporation. The Corporation hereby agrees to indemnify and save and hold harmless the Investors from and against any Loss suffered or incurred, directly or indirectly, by the Investors as a result of, arising out of or relating to:

6.2.1 any violation, contravention or breach of any covenant, agreement or obligation of the Corporation under or pursuant to this Agreement or any other document or certificate delivered to the Investors by or on behalf of the Corporation in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event; and

6.2.2 any incorrectness in, or breach of, any representation or warranty made by the Corporation in this Agreement, or made or to be made in any other document or certificate delivered or to be delivered to the Investors by or on behalf of the Corporation in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event.

6.3 Indemnification by the Investors. Each Investor hereby agrees to indemnify and save and hold harmless the Corporation from and against any Loss suffered or incurred, directly or indirectly, by it as a result of, arising out of or relating to:

6.3.1 any violation, contravention or breach of any covenant, agreement or obligation of such Investor under or pursuant to this Agreement or any other document or certificate delivered to the Corporation by or on behalf of such Investor in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event; and

6.3.2 any incorrectness in, or breach of, any representation or warranty made by such Investor in this Agreement, or made or to be made in any other document or certificate delivered or to be delivered to the Corporation by or on behalf of such Investor in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event.

6.4 Payment and Interest. The Indemnifying Party shall reimburse, on demand, to the Indemnified Party the amount of each Loss suffered or incurred by the Indemnified Party and, in the event that subsection 0 applies, shall pay, on demand, to the Indemnified Party the amount of the Additional Indemnity, the whole as of the date that the Indemnified Party incurs such Loss, together with interest on such amount(s) from the aforesaid date until payment in full at a rate per annum equal to the Prime Rate, plus three (3) percentage points. Interest shall be calculated and payable monthly on the last day of each month during which any amount in respect of any Loss, and/or any Additional Indemnity if applicable, remained unpaid, both before and after an arbitration award and/or judgment, with interest on overdue interest calculated and payable at the same rate. The interest payable in any month shall be calculated on the average amount of all amounts in respect of any Loss, and/or any Additional Indemnity if applicable, that remained unpaid at any time during such month. This amount shall be calculated by i) multiplying any amount in respect of each Loss that remained unpaid at any time during such month by the number of days that amount remained unpaid during such month and ii) dividing the aggregate of all such products by the number of days in such month. If such Claim is subsequently determined not to have been valid, the Indemnified Party shall reimburse the Indemnifying Party for the amount so paid together with interest at the Prime Rate per annum, plus three (3) percentage points, calculated and payable monthly as provided previously in this subsection, from the month such payment was made by the Indemnifying Party to the month in which the

Indemnified Party repaid such amount.

6.5 Additional Indemnity. If the Corporation is the Indemnifying Party, in addition to the reimbursement to the Indemnified Party of the amount of each Loss suffered or incurred by the Indemnified Party as provided in subsection 0 hereof, the Indemnifying Party shall pay, on demand to the Indemnified Party the Additional Indemnity, the whole as provided in subsection 0 hereof.

6.6 Notification. Promptly upon obtaining knowledge thereof, the Indemnified Party shall notify the Indemnifying Party of each Claim which the Indemnified Party has determined has given or could give rise to indemnification under this
Section 0, describing such Claim in reasonable detail. In circumstances where the Indemnifying Party is notified of such Claim but not promptly, the Indemnifying Party shall not be relieved from any duty to indemnify and save and hold harmless which otherwise might exist with respect to such Claim unless (and only to that extent) the omission to notify promptly materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in this Section 0.

6.7 Defense of Third Party Claims. The Indemnifying Party shall have the right, after receipt of the Indemnified Party's notice under subsection 0 hereof with respect to a Third Party Claim and upon giving written notice to the Indemnified Party within ten (10) Business Days of such receipt, and subject to the rights of any insurer or other third party having potential liability therefor, to defend the Third Party Claim at its own cost and expense with counsel of its own selection, provided that:

6.7.1 the Indemnified Party shall at all times have the right to fully participate in the defense at its own expense;

6.7.2 the Third Party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified Party;

6.7.3 the Indemnifying Party unconditionally acknowledges in writing its obligation to indemnify and save and hold the Indemnified Party harmless with respect to the Third Party Claim, if it is found that such obligation exists;

6.7.4 legal counsel chosen by the Indemnifying Party is satisfactory to the Indemnified Party, acting reasonably; and

6.7.5 the Indemnifying Party delivers a letter of credit, surety bond or similar security in form and substance satisfactory to the Indemnified Party, acting reasonably, in the amount of such Third Party Claim as security for the payment of amounts payable by the Indemnifying Party to the Indemnified Party pursuant hereto, inclusive of reasonably estimated interest and costs. Amounts payable by the Indemnifying Party pursuant to a Third Party Claim shall be paid in accordance with the terms of the settlement or judgment, as applicable, but in any event prior to the expiry of any delay for a judgment to become executory.

6.8 Settlement of a Third Party Claim. The Indemnifying Party shall not be permitted to compromise and settle or to cause a compromise and settlement of any Third Party Claim, without the prior written consent of the Indemnified Party, unless:

6.8.1 the terms of the compromise and settlement require only the payment of money and do not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action;

6.8.2 the Indemnifying Party delivers to the Indemnified Party a letter of credit, surety bond or similar security in form and substance satisfactory to the Indemnified Party, acting reasonably, in the amount of such compromise and settlement (including interest and costs, if any, payable pursuant thereto) as security for the payment thereof;

6.8.3 the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction and release, which is in form and substance satisfactory to the Indemnified Party, acting reasonably; and

6.8.4 the Third Party Claim and any claim or liability of the Indemnified Party with respect to such Third Party Claim is being fully satisfied because of the compromise and settlement and the Indemnified Party is being released from any and all obligations or liabilities it may have with respect to the Third Party Claim.

6.9 Waiver of Right to Defend Third Party Claims. If the Indemnifying Party fails:

6.9.1 within fifteen (15) Business Days from receipt of the notice of a Third Party Claim to give notice of its intention to defend the Third Party Claim in accordance with subsection 0 hereof, or

6.9.2 to comply at any time with any of subsections 0 through 0 (inclusively) hereof,

then the Indemnifying Party shall be deemed to have waived its right to defend the Third Party Claim and the Indemnified Party shall have the right (but not the obligation) to undertake the defense of the Third Party Claim and compromise and settle the Third Party Claim on behalf, for the account and at the risk and expense of the Indemnifying Party.

6.10 Direct Claims. If the Indemnifying Party fails to respond in writing to any written notice of a Direct Claim given by the Indemnified Party pursuant to subsection 0 hereof, and fails to make an Indemnity Payment to the Indemnified Party within ten (10) Business Days thereof, the Indemnifying Party shall be deemed to have rejected such Direct Claim, in which event the Indemnified Party shall be free to pursue such rights, recourses and remedies as may be available to it.

6.11 Right of Offset. Without in any way limiting the terms of this Section 0, each party shall have the right to offset against all amounts payable from time to time by it to any other party, howsoever arising, including under this Agreement, any amount owing by such other party pursuant to the indemnification obligations contained in this Agreement to the party intending to offset.

6.12 Cumulative Rights. The rights, recourses and remedies provided to an Indemnified Party under this Section 0 are cumulative with any other right, recourse and remedy such Indemnified Party may have or may hereafter acquire under Applicable Law, and any right, recourse or remedy of such Indemnified Party may be asserted completely against the Indemnifying Party, without regard to the rights, recourses or remedies the Indemnified Party may have against any other Person.

6.13 Representations and Warranties of TMC. TMC hereby agrees and confirms that the representations and warranties made by it in the TMC Put Right Agreement shall apply in favour of each of the Investors as if made in this Agreement. TMC hereby acknowledges and confirms that the Investors are relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties. In addition, TMC hereby agrees and confirms that any Loss suffered or incurred, directly or indirectly, by the Investors pursuant to the TMC Put Right Agreement shall be considered as a Loss for the purposes hereof.

SECTION 7  -   COVENANTS OF THE CORPORATION

7.1 Use of Proceeds. The Corporation hereby covenants and agrees that the subscription price to be delivered by the Investors to the Corporation pursuant to this Agreement shall be used solely in the manner set forth in the Business Plan.

SECTION 8  -   GENERAL PROVISIONS

8.1 Further Assurances. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

8.2 Successors in Interest. This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

8.3 Arbitration. All disputes or controversies between the parties in respect of the validity, interpretation or performance of the provisions of this Agreement shall be definitively dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with said rules, and to the exclusion of any courts except for any provisional remedy including injunctive relief and seizure before judgment which may be obtained from any court or tribunal, the whole in accordance with said rules in force at the time of execution of this Agreement. Any arbitration proceeding required pursuant to the terms thereof shall take place in Montreal, Quebec and shall be conducted in both the English and French language.

8.4 Expenses. All legal fees and expenses incurred by the Investors in connection with this Agreement and all other agreements entered into among the Investors and the Corporation on the date hereof shall be borne by the Corporation.

8.5 Notices. All offers, acceptances, rejections, notices, requests, authorizations, permissions directions, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other party at the following addresses:

if to Sofinov:      SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.
                    1981 McGill College Avenue, 7th Floor
                    Montreal, Quebec
                    H3A 3C7

                    Attention: The President

                    Telecopier: (514) 847-2628

if to Innovatech:   SOCIETE INNOVATECH DU GRAND MONTREAL
                    2020 University Avenue
                    Suite 1527
                    Montreal, Quebec
                    H3A 2A5

                    Attention: Hubert Manseau

                    Telecopier: (514) 864-4220

if to the
 Corporation:       TOUCHTUNES DIGITAL JUKEBOX INC.
                    1 Place du Commerce
                    Suite 330
                    Nun's Island, Quebec
                    H3E 1A2

                    Attention: The President

                    Telecopier: (514) 762-6483

with a copy
in all cases to:    LAPOINTE ROSENSTEIN
                    1250 Rene-Levesque Blvd. West
                    Suite 1400
                    Montreal, Quebec
                    H3B 5E9

                    Attention: Claude Bergeron

                    Telecopier: (514) 925-9001

with a copy
in all cases to:    GUY & GILBERT
                    770 Sherbrooke Street West
                    Suite 2300
                    Montreal, Quebec
                    H3A 1G1

                    Attention: Jacques Bourque

                    Telecopier: (514) 281-1059

or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other party by registered mail, receipt return requested.

8.6  Time of the essence.  Time shall be of the essence in this Agreement.

8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

8.8 Public Statement. No public statement regarding the transactions contemplated herein shall be made without the prior written consent of the parties hereto, acting reasonably.

8.9 Language. The parties hereto state their express wish that this version of this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be also drawn up in English; les parties expriment leur desir explicite a l'effet que cette version de cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient aussi rediges en anglais.


     IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.


SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.


Per: /s/Denis Dionne
     ---------------------
     Denis Dionne


Per: /s/Pierre Pharand
     ---------------------
     Pierre Pharand



SOCIETE INNOVATECH DU GRAND MONTREAL


Per: /s/Hubert Manseau
     ---------------------
     Hubert Manseau



TOUCHTUNES DIGITAL JUKEBOX INC.


Per: /s/Tony Mastronardi
     ---------------------
     Tony Mastronardi

                          INTERVENTION

     THE UNDERSIGNED INTERVENES TO THESE PRESENTS and agrees to be bound by the provisions of subsection 0 of this Agreement which are applicable to it.

           Montreal, this 11th day of February, 1998

TECHNICAL MAINTENANCE CORPORATION


Per: /s/Tony Mastronardi
     ----------------------
     Tony Mastronardi


                          INTERVENTION

     EACH OF THE UNDERSIGNED HEREBY INTERVENES TO THESE PRESENTS, hereby declares having taken cognizance of all of the provisions contained in this Agreement, with which he declares himself to be entirely satisfied and familiar, and hereby represents and warrants to each of the Investors, solidarily with the Corporation, waiving the benefits of division and discussion, that all of the representations and warranties of the Corporation set forth in paragraphs 0, 0, 0, 0, 0, 0, 0, 0, 0, 0 and 0 are true, accurate and complete.

           Montreal, this 11th day of February, 1998


/s/Tony Mastronardi
-----------------------
TONY MASTRONARDI


/s/Guy Nathan
-----------------------
GUY NATHAN